Exhibit 4

AMENDMENT NO. 2 AND LIMITED WAIVER

This AMENDMENT NO. 2 AND LIMITED WAIVER UNDER CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is made as of the 31st day of August, 2006, by and among Granite Broadcasting Corporation (“Company”), the Subsidiaries of Company listed on the signature pages hereto, as Guarantors (each a “Guarantor” and collectively the “Guarantors”), the Lenders party on the signature pages hereto, and Silver Point Finance, LLC, as Administrative Agent (in such capacity, “Administrative Agent”).  Capitalized terms used but not defined herein shall have their respective meanings under the Credit and Guaranty Agreement.

The Company, the Guarantors, the Lenders on the signature pages thereto, and the Administrative Agent are parties to a Credit and Guaranty Agreement dated as of July 5, 2006 (as amended by that certain Amendment No. 1 dated as of August 15, 2006 and as modified and supplemented and in effect from time to time, the “Credit and Guaranty Agreement”).

The Company, the Guarantors and the Lenders wish now to amend the Credit and Guaranty Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Expect as otherwise defined in this Amendment, terms defined in the Credit and Guaranty Agreement are used herein as defined therein.

Section 2.  Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit and Guaranty Agreement shall be amended as follows:

2.01.  Restructuring Plan.  Section 5.17 (B) of the Credit and Guaranty Agreement is amended by amending and replacing “August 31, 2006” with “September 15, 2006”.

2.02.  Indebtedness.  Section 6.1 (h) of the Credit and Guaranty Agreement is amended by amending and replacing “August 31, 2006” with “September 15, 2006”.

2.03.  Refinancing of Malara Facility.  Section 8.1 (m) of the Credit and Guaranty Agreement is amended by amending and replacing “August 31, 2006” with “September 15, 2006”.

Section 3.  Limited Waiver.  The Administrative Agent and the Requisite Lenders agree, in accordance with Section 10.5(a) of the Credit and Guaranty Agreement, to waive, to the extent provided in Schedule A hereto, any Event of Default that may arise under Section 8.1(b)(iii) of the Credit and Guaranty Agreement (or because of the failure to give any notice with respect thereto) with regard to the defaults by the Company and the applicable Guarantors as to the matters set forth on Schedule A hereto.

Section 4.  Effectiveness of Amendment.  This Amendment shall become effective as of the date of this Amendment upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Company, each Guarantor and each Lender party to the Credit and Guaranty Agreement.

Section 5.  Effect of the Amendment.  Except to the extent set forth herein, each of the Company and each Guarantor acknowledges and agrees that nothing contained herein shall by implication or otherwise, constitute a waiver of or consent to any other terms, provision or condition of the Credit and Guaranty Agreement or limit, impair or prejudice any right or remedy that any party hereto may have or may in the future have under the Credit and Guaranty Agreement, which shall remain in full force and effect, and the Lenders hereby reserve all such rights and remedies. Except as set forth herein, the terms, provisions and conditions of the Credit and Guaranty Agreement shall remain in full force and effect.

Section 6.  Miscellaneous.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized representatives as of the day and year first above written.

GRANITE BROADCASTING CORPORATION

By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Senior Vice President — Chief Financial Officer

CHANNEL 11 LICENSE, INC.
GRANITE RESPONSE TELEVISION, INC.
KBJR LICENSE, INC.
KBJR, INC.
KBWB LICENSE, INC.
KBWB, INC.
KSEE LICENSE, INC.
KSEE TELEVISION, INC.
QUEEN CITY BROADCASTING OF NEW YORK, INC.
WEEK-TV LICENSE, INC.
WKBW-TV LICENSE, INC.
WTVH, LLC
WTVH LICENSE, INC.
WXON LICENSE, INC.
WXON, INC.
WISE-TV, INC.
WISE-TV LICENSE, LLC
WBNG, INC.
WBNG LICENSE, INC.

By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Vice President, Secretary and Treasurer

WTVH, LLC

By: GRANITE BROADCASTING CORPORATION, the Sole Member of WTVH, LLC

By:	/s/ Lawrence I. Wills
Name: Lawrence I Wills
Title: Senior Vice President — Chief Financial Officer

LENDERS:

FIELD POINT III, LTD

By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory

FIELD POINT IV, LTD

By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory

SPF CDO I, LLC

By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory

ADMINISTRATIVE AGENT:

SILVER POINT FINANCE, LLC

By:	/s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Signatory